Exhibit 8.1

September 12, 2007

Visa Inc.

P.O. Box 8999

San Francisco, California 94128-8999

Ladies and Gentlemen:

We have acted as special U.S. tax counsel to Visa Inc., a Delaware corporation, in connection with the proposed transactions involving Visa Inc., Visa International Service Association, a Delaware corporation (“Visa International”), Visa U.S.A. Inc., a Delaware corporation (“Visa USA”), Visa Europe Limited, a company registered in England and Wales (“Visa Europe”), Visa Canada Association, an Ontario corporation (“Visa Canada”), Inovant, LLC, a Delaware limited liability company (“Inovant”), Inovant, Inc., a Delaware corporation (“Inovant US Holdco”), Visa Europe Services, Inc., a Delaware corporation (“VESI”), Visa Transitional International LLC, a Delaware limited liability company (“VI LLC”), VI Merger Sub, Inc., a Delaware corporation (“VI Merger Sub”), Visa USA Merger Sub, Inc., a Delaware corporation (“Visa USA Merger Sub”), and 1734313 Ontario Inc., an Ontario corporation (“Visa Canada Merger Sub”; and, collectively with Visa Inc., Visa International, Visa USA, Visa Europe, Visa Canada, Inovant, Inovant US Holdco, VESI, VI LLC, VI Merger Sub and Visa USA Merger Sub, the “Parties” and, each of them individually, a “Party”), upon the terms and conditions set forth in the Global Restructuring Agreement, as amended as of August 24, 2007, by and among the Parties (the “Global Restructuring Agreement”). At your request, and in connection with the S-4 Registration Statement1 filed in connection with the Transaction (as defined below) and the proxy statement-prospectus contained therein, each as amended or supplemented through the date hereof (the “Form S-4”), we are rendering our opinion concerning certain U.S. federal income tax consequences to certain Parties and to certain current and former holders of equity interests in the Parties with respect to the transactions set forth in Article II of the Global Restructuring Agreement (the “Restructuring”) and the conversion of each of the Regional Classes of Common Stock into shares of Class B Common Stock or Class C Common Stock, as applicable, in accordance with Section 4.5(i) of the Global Restructuring Agreement (the “True-Up”; the Restructuring and the True-Up collectively referred to as the “Transaction”).

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Capitalized terms used but not defined herein have the meanings ascribed to them in the Global Restructuring Agreement or the Omnibus Annex of Defined Terms attached thereto. Except as otherwise indicated, all “Section” references contained herein refer to sections of the Internal Revenue Code of 1986, as amended (the “Code”).

Visa Inc.

September 12, 2007

In providing our opinion, we have examined the Global Restructuring Agreement, the Form S-4, the Consent Solicitation Statement, the other Transaction Documents, and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied, without independent investigation, upon representations made in or pursuant to the Transaction Documents, and such statements, representations and information obtained from other persons as we have considered necessary or relevant, and we assume the accuracy of such statements, representations and information. In addition, for purposes of the opinion set forth below, we have relied, with the consent of Visa Inc., upon the accuracy and completeness with respect to factual matters of the statements and representations contained in the officers’ certificate of Visa International (the “Officers’ Certificate”), and we have assumed that the Officers’ Certificate will be complete and accurate with respect to factual matters at all times up to and including the date of closing of the last transaction in the Restructuring (the “Final Restructuring Transaction Closing Date”) and that the Officers’ Certificate will continue to be complete and accurate with respect to factual matters at all times up to and including the date of closing of the True-Up.

In rendering the opinion expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter (a) that such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all parties to such documents; (b) all signatories to such documents have been duly authorized; and (c) all of the parties to such documents are duly organized, validly existing, and have power and authority (corporate, partnership, or other) to execute, deliver, and perform the obligations in such documents. We have also assumed, with your consent, that (i) the transactions contemplated by the Global Restructuring Agreement will be consummated in accordance with the provisions of the Global Restructuring Agreement, the other Transaction Documents, and as described in the Form S-4 (and no transaction or condition described therein and affecting this opinion will be waived by any party); (ii) the statements concerning the Transaction and the parties thereto set forth in the Global Restructuring Agreement and the other Transaction Documents are, and will be at all times up to and including the Final Restructuring Transaction Closing Date, true, complete and correct, and the Form S-4 is true, complete and correct; and (iii) any statements and representations with respect to factual matters made in the Officers’ Certificate “to the knowledge of” or “to the best knowledge of” any person or similarly qualified are and will be true, complete and correct without such qualification; and (iv) in the case of any statement or representation with respect to factual matters in the Officers’ Certificate or in any Transaction Document relating to the absence of any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement. If any of the above described assumptions are untrue for any reason or if the Transaction is consummated in a manner that is different from the manner described in the Global Restructuring Agreement, the other Transaction Documents, and the Form S-4, our opinion as expressed below may be adversely affected.

Visa Inc.

September 12, 2007

Opinion

Our opinion is based upon the Code, the Treasury regulations issued thereunder, administrative rulings, judicial decisions, and other applicable authorities, all as in effect and available on the date hereof, and assumes that no material changes in such authorities will be promulgated or occur between the date hereof and each of the Final Restructuring Transaction Closing Date and the date of closing of the True-Up. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, possibly with retroactive effect, or differing judicial or administrative interpretations, which could affect the tax consequences described herein. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be asserted by the U.S. Internal Revenue Service (“IRS”), and no rulings will be obtained from the IRS concerning the matters described in this opinion.

In addition, this opinion assumes that the Transaction will be respected as an independent series of transactions that is not integrated with the potential initial public offering of Visa Inc. stock and/or any related transactions for U.S. federal income tax purposes.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein and in the section of the Form S-4 titled “United States Federal Income Tax Considerations”, the discussion set forth under the caption “United States Federal Income Tax Considerations – U.S. Federal Income Tax Treatment of the Restructuring and the True-Up” in the Form S-4 filed with the U.S. Securities and Exchange Commission, insofar as it relates to matters of law and legal conclusions, constitutes our opinion as to the material United States federal income tax consequences of the Transaction to the members of Visa International and the members of Visa USA, other than with respect to Visa Europe, Visa Canada and certain other persons or entities as noted in the section of the Form S-4 titled “United States Federal Income Tax Considerations”.

Any change in applicable laws or the facts and circumstances surrounding the Transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may adversely affect the continuing validity of the foregoing opinion. We assume no responsibility to inform Visa Inc. or any other party of any such change or inaccuracy that may occur or come to our attention. Except for the opinion set forth above and our opinion set forth under the caption “United States Federal Income Tax Considerations – U.S. Federal Income Tax Treatment of the Restructuring and the True-Up” in the Form S-4, we express no opinion as to any other tax consequences of the Transaction to any party under U.S. federal, state, local or foreign laws.

We are furnishing this opinion to you for your benefit in connection with the Transaction so that you may comply with your obligations under U.S. federal securities laws, and this opinion may not be relied upon by any other person or for any other purpose without our prior express written consent in each instance. We hereby consent to being named in the Form S-4 as special U.S. tax counsel that has passed upon the above-referenced United States federal income tax matters with respect to the Transaction for Visa Inc. We also hereby consent to the filing of

Visa Inc.

September 12, 2007

this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Form S-4. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ White & Case LLP

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